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                                                                    EXHIBIT 10.1

                                       GAP
                              QUOTA SHARE CONTRACT

                                     BETWEEN

                         PHILADELPHIA INSURANCE COMPANY
                    PHILADELPHIA INDEMNITY INSURANCE COMPANY
                                     ("PIC")

                                       AND

                          CUMIS INSURANCE SOCIETY, INC,
                                    ("Cumis")

                            EFFECTIVE: APRIL 1, 2004

IN CONSIDERATION OF THE MUTUAL PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, PIC and Cumis agree as follows:

ARTICLE I. DEFINITIONS

Unless the context clearly requires otherwise:

A. "Allocated Loss Expense" means costs and expenses incurred by PIC on its Net Retained Line and allocable to a specific claim or loss that are incurred by PIC in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds expense, including a pro rata share of salaries and expenses of PIC employees and expenses of PIC officers who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract, interest accrued after award or judgment and pre-judgment interest awarded against the insured, legal expenses and costs incurred by PIC in connection with coverage questions and legal actions connected therewith, and legal costs and expenses associated with Extra-contractual Obligations and Loss in Excess of Certificate Limits.

B. "Certificate" or "Certificates" means either (i) a Deficiency Waiver Contract issued by a lender with an effective date during the Term of this Contract and insured under policies issued by PIC known either as Guarantee Asset Protection ("GAP") or Members Choice GAP (both called "GAP Policies") or (ii) a certificate of insurance issued by PIC with effective date for insurance coverage commencing during the Term of this Contract evidencing coverage under GAP Policies issued by PIC,

C. "Contract Year" means each separate twelve (12) month period from April 1, 2004 or any period of less than twelve (12) months subsequent thereto resulting from termination of this Contract.

D.    "Coverage territory" means all states of the United States of America.

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E.    "Extra-contractual Obligations" means one hundred percent (100.00%) of any punitive, exemplary, compensatory or consequential damages for which PIC is liable, other than Loss in Excess of Certificate Limits as a result of a demand, claim or action by its insured, its insured's assignee or a third party claimant, which demand, claim or action alleges gross negligence, negligence, fraud, bad faith or other tortious conduct on the part of PIC in investigating, adjusting, defending, settling or otherwise handling a claim under a Certificate. An Extra-contractual Obligation shall be deemed to have occurred on the same date as the Loss covered or alleged to be covered under a Certificate. Notwithstanding anything stated herein, this Contract shall not apply to any Extra-contractual obligation incurred by PIC as a result of any fraudulent and/or criminal act directed against PIC by any officers or directors of PIC acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. PIC shall be indemnified in accordance with this Article to the extent permitted by applicable law. Indemnification by Cumis for Extra-contractual Obligations will be considered primary and any Errors and Omissions policy purchased by PIC will be considered excess and inure solely to the benefit of PIC.

F. "Gross Net Premium" means direct premium written less refunds and returns (but not dividends) on Certificates less premiums paid or payable by PIC for all other facultative reinsurance coverage applicable to Certificates.

G. "Loss" means the amount of Loss or liability paid by PIC to or on behalf of its insured to a claimant(s) under a Certificate.

H. "Loss in Excess of Certificate Limits" means one hundred percent (100%) of any amount for which PIC is liable in excess of its Certificate limits, but otherwise within the terms of its Certificate as a result of a demand, claim or action by its insured or its insured's assignee or other third party to recover damages the insured is legally obligated to pay to a third party claimant because of PIC's alleged or actual gross negligence, negligence, fraud, bad faith or other tortious conduct on the part of PIC in investigating, adjusting, defending, settling or otherwise handling a claim including but not limited to rejecting a settlement within policy limits, in discharging its duty to defend or prepare the defense in the trial of an action against its insured, or in discharging its duty to prepare or prosecute an appeal consequent upon such an action. Indemnification by Cumis for Loss in Excess of Certificate Limits will be considered primary and any Errors and Omissions policy purchased by PIC will be considered excess and inure solely to the benefit of PIC.

I. "Net Loss" means that amount of Loss, Extra Contractual Obligations, and Loss in Excess of Certificate Limits that PIC has paid or is obligated to pay on its Net Retained Line.

J. "Net Retained Line" means that portion of any Net Loss and Allocated Loss Expense that PIC has retained net for its own account after application of all facultative reinsurance and after deduction of all net salvage and other recoveries actually

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      made. All subrogation, recoveries, or payments recovered or received subsequent to a Loss settlement under this Contract shall be applied as if recovered or received prior to payment or settlement, and all necessary adjustments shall be made by the parties to this Contract. Nothing in this definition, however, shall be construed to mean that Net Loss is not recoverable from Cumis until the ultimate Net Loss of PIC has been absolutely ascertained.

ARTICLE II. COVERAGE

A. Net Loss. Cumis shall be liable to and will indemnify PIC, for one hundred percent (100%) of PIC's Net Loss on each loss, each coverage, each Certificate, and

B. Allocated Loss Expense. Cumis shall also be liable to and will reimburse PIC, in addition to Cumis's obligation to reimburse PIC for Net Loss as set forth above, for one hundred percent (100%) of all Allocated Loss Expense arising in connection with claims arising from Certificates.

ARTICLE III. EXCLUSIONS

A. The exclusions of this Contract shall be identical with those of PIC's Certificates and the master policies under which the Certificates are issued

B. Any Net Loss and Allocated Loss Expense arising from Certificates issued with a coverage period effective inception date not during the Term of this Contract is not covered by this Contract.

C. Notwithstanding any other provision of this Contract, Cumis shall have no obligation or liability for any loss, expense, damage, fees, fine, penalty or other amount that arises from (i) the acts, errors, omissions, or conduct of PIC that arises or results from the general conduct or procedures ("procedures") of PIC that are as issued by PIC contrary to or inconsistent with applicable statutes, regulations, insurance department bulletins and attorney general opinions applicable to the claims function and claims practices ("claims practices rules") applied in general or as those procedures are or were applied to a specific claim or claims or (ii) the failure of PIC to follow the advice and counsel of Cumis provided under Article X.

ARTICLE IV. PREMIUM

A. Premium. PIC shall cede to Cumis one hundred percent (100%) of the Gross Net Premium arising from the Certificates including that developed by endorsement or audit on each Certificate less any premiums paid or payable for facultative reinsurance that inures to the benefit of this Contract.

B. Premium Adjustment. If any alteration is made in the terms of any Certificate whereby the amount of the premium payable in respect thereof is affected, the premium shall be adjusted and any difference credited to or charged against the Cumis as the case may warrant. Upon cancellation of any Certificate, PIC shall be entitled to the proportionate return of premium.

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C.    Cancellation Fees. PIC and CUMIS will share equally in all cancellation fees when permitted by law.

ARTICLE V. CEDING COMMISSION

A. Ceding Commission. Cumis shall allow PIC in the monthly accounts a ceding commission of Nineteen and six-tenths percent (19.6%) percent of Gross Net Premium ceded to Cumis on the Certificates. On return and refund premiums, PIC shall return and refund commission at the rate originally allowed thereon.

ARTICLE VI. TERM AND TERMINATION

A. Commencement. This Contract incepts 12:01 A.M. Standard Time, April 1, 2004 and is subject to termination at any month's end upon at least one hundred twenty (120) days prior written notice by either party.

B. Termination. Upon termination of this Contract, coverage under this Contract will remain in effect for all Certificates to which this Contract attached including those which are in-force on the termination date until their natural expiration. However, should any Certificate to which this Contract applies be extended, continued or renewed due to regulatory, or other legal restrictions, this Contract shall automatically provide extended coverage until those Certificates expire or are actually terminated by PIC.

C. Run-Off. If coverage under this Contract shall expire while a Loss covered hereunder is in progress, subject to the other conditions of this Contract, Cumis shall indemnify PIC as if the entire Loss had occurred during the time this Contract is in force provided the Loss covered hereunder started before the time of coverage expiration.

ARTICLE VII. ACCOUNTS AND REPORTS

A. Accounts. PIC shall throughout the term of this Contract and thereafter, so long as either party hereto shall request until all liability on the Certificates has expired, report monthly as of the end of each month and in addition, as of the end of each calendar year the following as the same pertain to activity on Certificates for and from inception through to the end of each applicable month:

      1.    Gross Net Premium written

      2.    Gross Net Premium ceded;

      3.    Gross Net earned premium

      4.    Gross Net earned premium ceded

      5.    Gross Unearned premium reserve;

      6.    Gross Unearned premium ceded;

      7. Gross Net Loss and Allocated Loss Expense paid less applicable salvage, subrogation, and other recoveries made;

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      8.    Ceded Net Loss and Allocated Loss Expense paid less applicable salvage, subrogation, and other recoveries made;

      9.    Gross reserves for Net Loss and Allocated Loss Expense outstanding;

      10.   Ceded reserves for Net Loss and Allocated Loss Expense outstanding;

      11.   Ceded Premium received by PIC payable to Cumis;

      12.   Ceding Commission due PIC;

      13.   Claims Fund balance after settlements made in accordance with
            Article XIII (D);

      14.   Net cash balance due PIC/Cumis (11-12)

B. Monthly Reports. Reports shall be submitted by PIC to Cumis within forty-five (45) days of the end of each month for which the activity report is rendered with exception to the report as submitted in accordance with Article XII (H). The net balance due as reflected by each report shall be payable by the debtor party to the creditor party, without demand or presentation, within sixty (60) days of the end of the month for which the report is submitted. A positive amount is a balance due Cumis; a negative balance is an amount due PIC.

C. Set-Off. All amounts due either PIC or Cumis, whether by reason of premium, commission, Net Loss, or Allocated Loss Expense, or otherwise, under this Contract shall be subject to the right of recoupment and offset and upon the exercise of the same, only the net balance shall be due. All claims for such amounts whether or not fixed in amount at the time of the insolvency of any party to this Contract, arising from coverage placed in effect under this Contract prior to the insolvency of any party to this Contract shall be deemed pre-liquidation debts and subject to this Article.

D. Reports. PIC shall timely provide Cumis with reports and statistics with respect to the Certificates as reasonably requested by Cumis including, without limitation, within forty-five (45) days of the end of each quarter, full, separate, and complete detailed Certificate and claims bordereau and reports on formats acceptable to PIC and Cumis and such other information as may be required by Cumis for completion of their NAIC annual statements.

ARTICLE VIII. CURRENCY AND TAXES

A. Currency. Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars. Amounts paid or received by PIC in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of PIC.

B. Apportionment. In the event of PIC being involved in a Loss requiring payment in two currencies, the amount recoverable under this Contract shall be apportioned to the two currencies in the same proportion as the amount of Loss in each currency bears to the total amount of Loss paid by PIC. For the purposes of this Contract, where PIC should receive premium or pay Loss in currencies other than United States currency, those premiums and Loss shall be converted into United States

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      Dollars at the actual rates of exchange at which these premiums and Losses are entered on PIC's books.

C. Federal Excise Tax (Applicable to any reinsurer, excepting Underwriters at Lloyd's London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.) Cumis has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax. In the event of any return of premium becoming due hereunder, Cumis shall deduct the applicable percentage from the return premium payable hereon and PIC or its agent should take steps to recover the tax from the United States Government.

D. Taxes. In consideration of the terms under which this Contract is issued, PIC undertakes not to claim any deduction of the premium hereon when making Canadian Tax returns or when making tax returns, other than Income or Profits Tax returns, to any State or Territory of the United States of America or to the District of Columbia.

ARTICLE IX. OTHER COVERAGE.

A. Inuring Coverage. In calculating the amount of liability under this Contract, only Net Loss and Allocated Loss Expense in respect of that portion of any risk in excess of collectible inuring other insurance or facultative reinsurance shall be included.

B. Collectibility. The amount of Cumis's liability under this Contract in respect of any Net Loss and Allocated Loss Expense shall include losses incurred by PIC by reason of the inability of PIC to apply or collect any other coverage from any insurer or reinsurer, whether specific or general, that may have become due from them, whether that inability arises from insolvency or otherwise.

ARTICLE X. LOSS NOTICE AND SETTLEMENT

A.    Loss Notice. PIC shall report all Losses to Cumis by monthly bordereau.

B. Loss Settlement. All claims and Loss shall be investigated, adjusted, and settled by PIC or its designee which settlements, judgments or compromises of claims or Loss will be finally binding upon Cumis without undue interference of Cumis provided that in the event of a possible claim denial for a reason outside of mutually agreed parameters reduced to writing by PIC and Cumis, PIC shall first seek the advice and counsel of Cumis before denying a claim in whole or in part.

C. Original Conditions. Cumis' liability to PIC, subject to the exclusions and the terms and conditions of this Contract, shall attach simultaneously with that of PIC and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers and to the same modifications, alterations and cancellations as the respective insurances (or reinsurances) of PIC, the true intent of this Contract being

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      that Cumis shall, in every case to which this Contract applies, follow the settlements and the fortunes of PIC with respect to the Certificates.

D. Right To Associate. When so requested in writing, PIC shall afford Cumis or its representatives an opportunity to be associated with PIC, at the expense of Cumis, in the defense of any claim, suit or proceeding involving this reinsurance, and PIC and Cumis shall cooperate in every respect in the defense of such claim, suit or proceeding.

E. Errors and Omissions. Inadvertent delays, errors or omissions made by PIC in connection with this Contract shall not relieve Cumis from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission shall be rectified as soon as possible after discovery by PIC's Home Office.

F. Subrogation and Recoveries. All salvages, recoveries, payments and reversals or reductions of verdicts or judgments (net of the cost of obtaining such salvage, recovery, payment or reversal or reduction of a verdict or judgment) whether recovered, received or obtained prior or subsequent to a loss settlement under this Contract, including amounts recoverable under other reinsurance, shall be applied as if recovered, received or obtained prior to the aforesaid settlement and shall be deducted from the actual losses sustained to arrive at the amount of the Net Loss. Nothing in this Article shall be construed to mean losses are not recoverable until the Net Loss to the PIC finally has been ascertained.

      Cumis shall be subrogated, as respects any loss for which Cumis shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to Cumis, to all the rights of PIC against any person or other entity who may be legally responsible for damages as a result of said loss. Should PIC elect not to enforce such rights, Cumis is hereby authorized and empowered to bring any appropriate action in the name of PIC or its policyholders, or otherwise to enforce such rights. Cumis shall promptly remit to PIC the amount of any judgment awarded in such an action in excess of the amount of payment by, or the amount of liability to, Cumis hereunder.

ARTICLE XI. ACCESS TO RECORDS AND THIRD PARTY BENEFICIARY

A. Access To Records. Cumis, so long as liability under the Certificates has not expired and for five years thereafter, and as frequently as Cumis deems reasonably necessary, upon reasonable notice may visit, inspect, examine, audit, and verify, at the offices of PIC, any of the policies, Certificates, claim files, accounts, files, documents, books, reports, work papers, and other records belonging to or in the possession or control of PIC relating to the Certificates and to make copies thereof and extracts therefrom.

B. Third Party Beneficiary. Except as expressly provided for in the Article entitled Insolvency, the provisions of this Contract are intended solely for the benefit of PIC and Cumis. Nothing in this Contract shall in any manner create or be construed to

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      create any obligations to or establish any rights against any party to this Contract in favor of any other persons not party to this Contract.

ARTICLE XII. Insolvency

A. Reinsurance Payable. In the event of the declared insolvency of PIC and the appointment of a liquidator, receiver, conservator or statutory successor, this reinsurance shall be payable immediately upon demand, with reasonable provision for verification, directly to PIC or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of PIC as a result of claims allowed against PIC by any court of competent jurisdiction or any liquidator, receiver, conservator, or statutory successor having authority to allow such claims without diminution because of the insolvency of PIC or because the liquidator, receiver, conservator or statutory successor of PIC has failed to pay all or a portion of any claim. Payments by Cumis as above set forth shall be made directly to PIC or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance or except as provided by applicable law and regulation (such as subsection (a) of section 4118 of the New York Insurance laws) in the event of the insolvency of PIC.

B. Notice of Claim. Every liquidator, receiver, conservator, statutory successor of PIC or guaranty fund or association shall give written notice to Cumis of the pendency of a claim involving PIC indicating the Certificate, which claim would involve a possible liability on the part of Cumis to PIC or to its liquidator, receiver, conservator or statutory successor, within a reasonable amount of time after the claim is filed in the conservation, liquidation, receivership or other proceeding.

C. Investigation. During the pendency of any claim, Cumis may investigate the same and interpose, at its own expense, in the proceeding where that claim is to be adjudicated, any defense or defenses that it may deem available to its Certificate holder, or to any liquidator, receiver, conservator, statutory successor of PIC or guaranty fund or association.

D. Expenses. The expense thus incurred by Cumis shall be chargeable, subject to the approval of the Court, against PIC as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to PIC as a result of the defense undertaken by Cumis. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to the claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by PIC.

ARTICLE XIII. CLAIMS FUND

A. Establishment. PIC and Cumis hereby establish a Claims Fund to facilitate the administration of the payment of claims.

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B.    Initial Funding. To initially fund the Claims Fund, Cumis shall deposit by the first of the month following execution of this Contract with PIC an amount equal to $250,000..

C. Minimum Amount. After the initial funding following execution of this Contract, the Minimum Amount of the Claims Fund shall be the lesser of $500,000 or an amount equal to three times the average claims payments on the Certificates in the preceding two months provided that notwithstanding the above, for the first twelve (12) months of the Term of this Contract, the Minimum Amount shall be not less than $250,000.

D. Claims Fund Settlement. Within 7 business days of the end of each month, PIC shall send a monthly report to Cumis listing all Losses paid and amounts drawn out of the Claims Fund, for the benefit of Cumis net of any Interest earned on the Claims Fund balance during the month. Within 15 days of the end of the month for which said report is submitted, Cumis shall reimburse the Claims Fund in an amount equal to the net balance submitted by PIC to reestablish the balance in the Claims Fund to be equal to the Minimum Amount.

E. Interest. The Claims Fund shall be deposited in a bank account insured by the Federal Deposit Insurance Corporation. The money in the Claims Fund shall be swept into an overnight money market fund consistent with the other operating funds of PIC. The interest earned on the Claims Fund will accrue to the benefit of the Claims Fund.

F. Termination. The Claims Fund shall be terminated and the balance thereof remitted to Cumis after the termination of this Contract once the ceded outstanding reserves, including Incurred But Not Reported loss and loss adjustment expense attributable thereto, as reasonably determined by PIC, for Net Loss and Allocated Loss Expense are less than $75,000.

G. Funds Withheld. To the extent required, the amount of the Claims Fund shall be deemed as "funds drawn" under Article XIII (C) of this Contract. The Assets in the Claims Fund shall at all times be considered having been paid to Cumis and having been returned by Cumis to the Claims Fund

ARTICLE XIV. SECURITY AND UNAUTHORIZED REINSURANCE

A. Security. For reasons of PIC's financial security and condition, if Cumis is not licensed or otherwise qualified as an insurer or reinsurer in PIC's' state of domicile, or if Cumis's A.M Best rating is downgraded below "A -(Stable)", Cumis will secure, at the inception hereof and within thirty (30) days after the end of each calendar quarter (but no later than December 31 of each year as respects the fourth quarter), its share of "Obligations" under this Contract in a manner, form and amount acceptable to PIC and to applicable regulatory authorities by a letter of credit or trust fund meeting at least the standards for credit for reinsurance of Pennsylvania.

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B.    Obligations. The "Obligations" referred to herein shall mean the then current (as of the end of each calendar quarter) sum of:

      1.    The amount of ceded unearned premium for which Cumis is responsible;

      2. The amount of paid Net Losses and Allocated Loss Expenses paid by PIC but not yet recovered from Cumis;

      3. The amount of ceded reserves for Net Losses reported and outstanding, as well as for reserves for Allocated Loss Expenses and Incurred But Not Reported loss and loss adjustment expense attributable thereto, for which Cumis is responsible; and

      4. The amount of return and refund premiums for which Cumis is responsible.

C. Right To Draw. Subject to paragraph E below, PIC or its successors in interest may draw, at any time and from time to time, without diminution or restriction because of the insolvency of either PIC or Cumis, upon the established letter of credit, trust fund or subsequent cash deposit.

D. Purpose of Draw. Any draw under paragraph C shall be for one or more of the following purposes where Cumis's entire Obligations or part thereof, under this Contract remain unliquidated and undischarged at least thirty
      (30) days prior to the stated expiration date or at the time PIC learns of the possible jeopardy to the security represented by the letter of credit or trust fund:

      1. To make payment to and reimburse PIC for Cumis's share of paid Net Loss and Allocated Loss Expense paid by PIC under its Certificates covered under this Contract due to PIC but unpaid by Cumis;

      2. To make payments to Cumis of any amounts held thereby that exceed the amount required to fund Cumis' Obligations under this Contract provided that if a trust fund is applicable, only the excess of one hundred two (102%) percent of the amount required to fund Cumis' Obligations may be released.

      3. To make payments to PIC of any other amounts PIC claims are due under this Contract from Cumis including but not limited to Cumis' share of premium refunds and returns; and

      4. To obtain a cash deposit of the entire amount of the remaining balance under the established letter of credit or established trust fund in the event that PIC:

            a) has received notice of non-renewal or expiration of the letter of credit of trust fund;

            b) has not received assurances satisfactory to PIC of any required increase in the amount of the letter of credit or trust fund or its replacement at least thirty (30) days before any termination date;

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            c)    has been made aware that others may attempt to attach or
                  otherwise place in jeopardy the security represented by the letter of credit or trust fund; or

            d) has concluded that the trustee is such that the security represented by the letter of credit or trust fund may be in jeopardy.

E. Use of Funds Drawn. If PIC draws on the letter of credit or trust fund to obtain a cash deposit, PIC shall hold the amount of the cash deposit so obtained in the name of PIC in any solvent United States Bank or Trust Company that is a member of the Federal Reserve System and insured by the Federal Deposit Insurance Corporation in trust solely to secure the Obligations referred to above and for the use and purposes enumerated above and to return any balance thereof to Cumis:

      1. upon the complete and final liquidation and discharge of all of Cumis' Obligations to PIC under this Contract; or

      2. in the event Cumis subsequently provides alternate or replacement security consistent with the terms hereof and acceptable to PIC.

F. Quarterly Statement. PIC will prepare and forward at least quarterly to Cumis a statement for the purposes of this Article, showing Cumis' share of Obligations as set forth above. If Cumis' share thereof exceeds the then existing balance of the security provided, Cumis shall, within fifteen (15) days of receipt of PIC's statement, but never later than December 31 of any year, increase the amount of the letter of credit or trust fund or the cash deposit to the required amount of Cumis's Obligations set forth in PIC's statement.

G. Trust Fund Excess. Subject to applicable legal restraints with respect to trust funds, if Cumis' share thereof is less than the then existing balance of the trust account or cash deposit as provided for above, PIC will release the excess thereof to Cumis upon Cumis' written request.

H. Trust Fund Assets. The assets deposited in any trust fund shall be valued according to their current fair market value and shall consist only of cash (US legal tender), certificates of deposit issued by a United States Bank and payable in cash, and investments of the types permitted as admitted assets under the applicable law of Pennsylvania and approved by PIC. Investments issued by the parent, subsidiary, or affiliate of either PIC or Cumis shall not be eligible investments. All assets so deposited shall be accompanied by all necessary assignments, endorsements in blank, or transfer of legal title to the trustee in order PIC may negotiate any such assets without the requirement of consent or signature from reinsurer or any other entity.

I. Cash Settlements. All settlements of account between PIC and Cumis shall be made in cash or its equivalent.

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J.    Successors In Interest. PIC's "successors in interest" shall include those by operation of law, including without limitation, any liquidator, rehabilitator, receiver, or conservator.

K. Other Actions. Cumis will take any other reasonable steps that may be required for PIC to take credit on its statutory financial statements for the reinsurance provided by this Contract.

ARTICLE XV. SERVICE OF SUIT

(This Article only applies to a reinsurer who is domiciled outside of the United States and/or unauthorized in any state, territory or district of the United States having jurisdiction over PIC and its reserves. Furthermore, this Service of Suit Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.)

A. Submission To Jurisdiction. In support of the Arbitration Article, in the event of a dispute arising out of or in connection with this Contract, or if Cumis fails to pay any amount claimed to be due under this Contract, at the request of PIC, Cumis will submit to the jurisdiction of any court of competent jurisdiction within the Commonwealth of Pennsylvania or the State of New York, comply with all requirements necessary to that court's jurisdiction, and all matters arising under this Contract shall be determined in accordance with the law and practice of that court and jurisdiction.

B. Service of Process. Service of process of suit in any suit may be made upon the firm of Pepper Hamilton LLP, Philadelphia, Pennsylvania, ("Firm"), and in any suit instituted, Cumis will abide by the final decision of that court or any appellate court in the event of an appeal.

C. Acceptance. The Firm named above is hereby expressly authorized and directed by Cumis as its true and lawful attorney to accept service of process of suit on behalf of Cumis in any suit by PIC and, upon the request of PIC, to give a written undertaking to PIC to enter into and to enter a general appearance upon behalf of Cumis in the event a suit shall be instituted.

D. Statutory Agent. Pursuant to any statute of any state, territory or district of the United States of America which makes provision therefore, Cumis hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of PIC or any beneficiary hereunder arising out of this Contract and hereby designate the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE XVI. ARBITRATION

A. Condition Precedent. As a condition precedent to any cause of action, any and all disputes between PIC and Cumis arising out of, relating to, or concerning this

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      Contract, whether sounding in contract or tort and whether arising during or after termination of this Contract, shall be submitted to the decision of a board of arbitration composed of two arbitrators and an umpire ("Board") meeting at a site in Philadelphia, Pennsylvania. The arbitration shall be conducted under the Pennsylvania Arbitration Act or Federal Arbitration Act, as applicable, and shall proceed as set forth in the following paragraphs:

B. Submission to Arbitration. A notice requesting arbitration, or any other notice made in connection therewith, shall be in writing and shall be sent certified or registered mail, return receipt requested to the affected parties. The notice requesting arbitration shall state in particulars all issues to be resolved in the view of the claimant, shall appoint the arbitrator selected by the claimant and shall set a tentative date for the hearing, which date shall be no sooner than ninety (90) days and no later than one hundred fifty (150) days from the date that the notice requesting arbitration is mailed. Within thirty (30) days of receipt of claimant's notice, the respondent shall notify claimant of any additional issues to be resolved in the arbitration and of the name of its appointed arbitrator.

C. Arbitration Board Membership. Unless otherwise mutually agreed, the members of the Board shall be impartial and disinterested and shall be active or retired lawyers with at least ten years of experience in insurance and reinsurance, or active or retired officers of property-casualty insurance companies, reinsurance companies, or Lloyds Underwriters. PIC and Cumis as aforesaid shall each appoint an arbitrator and the two (2) arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within thirty
      (30) days after having received claimant's written request for arbitration, the claimant is authorized to and shall appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within thirty (30) days after notification of the appointment of the second arbitrator, within ten (10) days thereof, the two (2) arbitrators shall request ARIAS U.S. to assist in the appointment of an umpire for the arbitration with the qualifications set forth above in this Article. If enlisting the aid of ARIAS U. S. fails to result in the naming of an umpire, either party may apply to the court named below to appoint an umpire with the above required qualifications. The umpire shall promptly notify in writing all parties to the arbitration of his selection and of the scheduled date for the hearing. Upon resignation or death of any member of the Board, a replacement shall be appointed in the same fashion as the resigning or deceased member was appointed.

D. Submission of Briefs. The claimant and respondent shall each submit initial briefs to the Board outlining the issues in dispute and the basis, authority and reasons for their respective positions within thirty (30) days of the date of notice of appointment of the umpire. The claimant and the respondent may submit reply briefs to the Board within ten (10) days after filing of the initial brief(s). Initial and reply briefs may be amended by the submitting party at any time, but not later than ten (10) days prior to the date of commencement of the arbitration hearing. Reasonable responses shall be allowed at the arbitration hearing to new material contained in any amendments filed to the briefs but not previously responded to.

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E.    Arbitration Hearing and Award. The Board shall make a decision and award with regard to this Contract, the original intentions of the parties to the extent reasonably ascertainable, and the custom and usage of the property and casualty insurance and reinsurance business which decision and award shall be in writing and shall state the factual and legal basis for the decision and award. The decision and award shall be based upon a hearing in which evidence shall be allowed and which the formal rules of evidence shall not strictly apply but in which cross examination and rebuttal shall be allowed. At its own election or at the request of the Board, either party may submit a post-hearing brief for consideration of the Board within twenty (20) days of the close of the hearing. The Board shall make its decision and award within thirty (30) days following the close of the hearing or the submission of post-hearing briefs, whichever is later, unless the parties consent to an extension. Every decision by the Board shall be by a majority of the members of the Board and each decision and award by the majority of the members of the Board shall be final and binding upon all parties to the proceeding. Either party may apply to the United States District Court for the Eastern District of Pennsylvania for an order confirming any decision and the award; a judgment of that Court shall thereupon be entered on any decision or award. If such an order is issued, the attorneys' fees of the party so applying and court costs will be paid by the party against whom confirmation is sought. The Board may award interest at a rate of ten (10%) percent simple interest per annum calculated from the date the Board determines that any amounts due the prevailing party should have been paid to the prevailing party.

F. Arbitration Expense. Each party shall bear the expense of the one arbitrator appointed by it and shall jointly and equally bear with the other party the expense of any stenographer requested, and of the umpire. The remaining costs of the arbitration proceedings shall be finally allocated by the Board.

G. Evidence. Subject to customary and recognized legal rules of privilege, each party participating in the arbitration shall have the obligation to produce those documents and as witnesses to the arbitration those of its employees as any participating party reasonably requests providing always that the same witnesses and documents be obtainable and relevant to the issues before the arbitration and not be unduly burdensome or excessive. The parties may mutually agree as to pre-hearing discovery prior to the arbitration hearing and in the absence of agreement, upon the request of any party, pre-hearing discovery may be conducted as the umpire shall determine in his/her sole discretion to be in the interest of fairness, full disclosure, and a prompt hearing, decision and award by the Board. The umpire shall be the final judge of the procedures of the Board, the conduct of the arbitration, of the rules of evidence, the rules of privilege and production and of excessiveness and relevancy of any witnesses and documents upon the petition of any participating party. To the extent permitted by law, the Board and the umpire shall have the authority to issue subpoenas and other orders to enforce their decisions.

H. Equitable Relief. Nothing herein shall be construed to prevent any participating party from applying to a federal district court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the "status quo" of the parties participating in the arbitration pending the decision and award by the Board or to prevent any

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      party from incurring irreparable harm or damage at any time prior to the decision and award of the Board. The Board shall also have the authority to issue interim decisions or awards in the interest of fairness, full disclosure, and a prompt and orderly hearing and decision and award by the Board.

ARTICLE XVII. INTERMEDIARY

A. Towers Perrin Reinsurance is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to PIC or Cumis through Towers Perrin Reinsurance, One Stamford Plaza, 263 Tresser Boulevard, Stamford, CT 06901-3226.

B. Payments by PIC to the Intermediary shall be deemed to constitute payment to Cumis. Payments by Cumis to the Intermediary shall be deemed to constitute payment to PIC only to the extent that such payments are actually received by PIC.

ARTICLE XVIII. ADMINISTRATION PROCEDURES

A. Inasmuch as insurance premiums ceded to Cumis under this Contract shall be collected directly by an affiliate of Cumis ("CMIA") pursuant to the Agency and Marketing Agreement dated March 5, 2001, it shall be the obligation of Cumis to cause CMIA to provide all necessary premium information to PIC in order that PIC can make the reports required by
      Article VII of this Contract.

B. To the extent that Cumis should receive any premium directly from CMIA, Cumis shall remit the ceding commission allowed and due to PIC thereon in the time required under this Contract.

ARTICLE XIX. OTHER TERMS AND CONDITIONS

A. Utmost Good Faith. This Contract is entered into with the expectation that it correctly, adequately and appropriately describes the intent and agreement of the parties. The principles of honorable engagement and utmost good faith, traditional to reinsurance, will be adhered to in the performance of this Contract, will govern the parties' rights and obligations under the Contract, and will be the fundamental basis for resolving any dispute that may arise between the parties.

B. Waiver. The failure of PIC or Cumis to insist on strict compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising any remedy.

C. Severability. If any provisions of this Contract should be invalid under applicable laws, the latter shall control but only to the extent of the conflict without affecting the remaining provisions of this Contract.

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D.    Headings. The headings preceding the text of the Articles and paragraphs of this Contract are intended and inserted solely for the convenience of reference and shall not affect the meaning, interpretation, construction or effect of this Contract.

E. Assignment. This Contract shall be binding upon and inure to the benefit of PIC and Cumis and their respective successors and assigns provided, however, that this Contract may not be assigned by either party without the prior written consent of the other party which consent may be withheld by either party in its sole unfettered discretion.

F. Governing Law. This Contract shall be governed as to performance, administration, and interpretation by the laws of the Wisconsin, exclusive of its rules with respect to conflicts of law.

G. Negotiated Contract. This Contract has been negotiated by the parties and the fact that the initial and other drafts shall have been prepared by either party or an intermediary shall not give rise to any presumption for or against any party to this Contract or be used in any form in the construction or interpretation of this Contract or any of its provisions.

H. Entire Contract. This written Contract and any agreed amendments made thereto, and the underwriting information provided for the formation of the Contract and in connection with the acceptance of risk, including letters of intent and /or other such clarification, if any, shall constitute the entire agreement between the parties with respect to the Certificates covered hereunder. Any change or modification of this Contract shall be null and void unless made by amendment to the Contract and signed by both parties.

I. Agency. As PIC consists of two insurers, the first named insurer shall be the agent of the other companies as to all matters pertaining to this Contract. Performance of the respective obligations of each party under this Contract shall be rendered solely to the other party; however, in the instance of insolvency of the PIC, the liability of the Reinsurers shall be modified to the extent set forth in the article entitled INSOLVENCY.

J. Territory. The territorial limits of this Contract shall be identical with those of PIC's Certificates.

K. Notices. Wherever written notice is required under this Contract, it shall be in writing and either delivered personally or, sent through the Intermediary by certified mail, return receipt requested to the addresses indicated below:

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      1. To PIC:

               PHILADELPHIA INSURANCE COMPANY
               PHILADELPHIA INDEMNITY INSURANCE COMPANY
               One Bala Plaza, Suite 100
               Bala Cynwyd, PA 19004
               ATTN: Douglas Gaudet
               FAX: 866-685-7697

      2. To Cumis:

               CUMIS INSURANCE SOCIETY, INC.
               5910 Mineral Point Road
               Madison, WI  53705
               ATTN: Richard A. Fischer
               FAX: 608-236-7084

L. Privacy Awareness. PIC and Cumis are aware of and in compliance with their responsibilities and obligations under:

      1. The Gramm-Leach-Bliley Act of 1999 (the "Act") and applicable Federal and state laws and regulations implementing the Act. PIC and Cumis will only use non-public personal information as permitted by law; and

      2. The applicable provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and the related requirements of any regulations promulgated thereunder including without limitation the federal privacy regulations as contained in 45 CFR Part 160 and 164 (the "Federal Privacy Regulations"). PIC and Cumis will only use protected health information as permitted by law.

M. Non-Disclosure. To the extent required or prohibited by applicable law or regulation, Cumis shall not disclose any (a) non-public personal information or (b) protected health information (as defined in 45 CFR 164.501) it receives from PIC to anyone other than:

      1. Cumis, Cumis' affiliates, legal counsel, auditors, consultants, regulators, rating agencies and any other persons or entities to whom such disclosure is required to effect, administer, or enforce a reinsurance contract; or any retrocessional reinsurance contract applicable to the losses that are the subject of this Contract, or

      2. Persons or entities to whom disclosure is required by applicable law or regulation.

N. Confidentiality. The information, data statements, representations and other materials provided by either party to this Contract (hereinafter "Disclosing Party") to the other party (the "Receiving Party") arising from consideration and participation in

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      this Contract whether contained in the reinsurance submission, this
      Contract, or in materials or discussions arising from or related to this Contract, may contain confidential or proprietary information as expressly indicated by the Disclosing Party in writing from time to time ("Confidential Information") to the Receiving Party")

      1. This Confidential Information is intended for the sole use of the parties to this Contract (and their retrocessionaires, respective auditors and legal counsel) as may be necessary in analyzing and/or accepting a participation in and/or executing their respective responsibilities under or related to this Contract.

      2. Disclosing or using Confidential Information disclosed under this Contract for any purpose beyond (i) the scope of this Contract, (ii) the reasonable extent necessary to perform rights and responsibilities expressly provided for under this Contract, (iii) the reasonable extent necessary to administer, report to and effect recoveries from a retrocessional reinsurer or (iv) persons with a need to know the information and who are obligated to maintain the confidentiality of the Confidential Information or who have agreed in writing to maintain the confidentiality of the Confidential Information is expressly forbidden without the prior written consent of the Disclosing Party.

      3. Copying, duplicating, disclosing, or using Confidential Information for any purpose beyond this expressed purpose is forbidden without the prior written consent of the Disclosing Party.

O. Third Party Demand. Should either party receive a third party demand pursuant to subpoena, summons, or court or governmental order, to disclose Confidential Information that has been provided by the other party the Receiving Party shall make commercially reasonable efforts to notify the other party promptly upon receipt of the demand and prior to disclosure of the Confidential Information and provide the Disclosing Party a reasonable opportunity to object to the disclosure. If such notice is provided, the Receiving Party may after the passage of five (5) business days after providing notice, proceed to disclose the Confidential Information as necessary to satisfy such a demand without violating this Contract. If the Disclosing Party objects to the release of the Confidential Information, the Receiving Party will comply with the reasonable requests of the Receiving Party in connection with the Disclosing Party's efforts to resist release of the Confidential Information. The Disclosing Party shall bear the cost of resisting the release of the Confidential Information.

P. Non-Public Personal Information. "Non-Public Personal Information" shall for the purpose of this Contract mean financial or health information that personally identifies an individual, including claimants under Certificates reinsured under this Contract, and which information is not otherwise available to the public.

ARTICLE XX. TERRORISM RECOVERY - TERRORISM RISK INSURANCE ACT OF 2002

A. As respects the Insured Losses of the PIC for each Program Year, to the extent PIC's total reinsurance recoverables for Insured Losses, when combined with the

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      compensation the PIC receives under the Act exceeds the aggregate amount of Insured Losses paid by PIC, less any other recoveries or reimbursements, (the "Excess Recovery"), a share of the Excess Recovery shall be allocated to PIC and Cumis. PIC's share of the Excess Recovery shall be deemed to be an amount equal to the proportion that PIC's Insured Losses bear to the Insurer's total Insured Losses for each Program Year. Cumis' share of the Excess Recovery shall be deemed to be an amount equal to the proportion that Cumis' payment of Insured Losses under this Contract bears to PIC's total collected reinsurance recoverables for Insured Losses. PIC shall provide Cumis with all necessary data respecting the transactions covered under this Article.

B. The method set forth herein for determining an Excess Recovery is intended to be consistent with the United States Treasury Department's construction and application of Section 103 (g)(2) of the Act. To the extent it is inconsistent, it shall be amended to conform with such construction and application, nevertheless PIC shall be the sole judge as to the allocation of TRIA Recoveries to this or to other reinsurance Contracts.

C. "Act" as used herein shall mean the Terrorism Risk Insurance Act of 2002 and any subsequent amendment thereof or any regulations promulgated thereunder. "PIC" shall have the same meaning as "Insurer" under the Act and "Insured Losses", and "Program Year" shall follow the definitions as provided in the Act.

IN WITNESS WHEREOF, PIC and Cumis have executed this Contract, by their duly-authorized representatives on the date indicated below.

PHILADELPHIA INSURANCE COMPANY

By: ____James J. Maguire___

Title: President and CEO          Date: __9/9/2004

PHILADELPHIA INDEMNITY INSURANCE COMPANY

By: __James J. Maguire__

Title: _President and CEO          Date: ___9/9/2004_

CUMIS INSURANCE SOCIETY, INC

By: __Roger Yard___

Title: _Vice President and Chief Actuary          Date: ______9/15/2004

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